                                                                   Exhibit 10.16

February 16, 2001

The Board of Directors
Specialty Catalog Corp.

Attn: Joe Grabowski
      Chief Executive Officer

Dear Sirs:

Marlin Holdings, LLC ("Marlin") understands that management and some members of the Board of Directors of Specialty Catalog Corp. and its affiliates, subsidiaries and connected entities ("SC") may be seeking to undertake a privatization transaction and that SC wishes to engage Marlin's services to help arrange the transaction and the related financing. This letter outlines the terms and objectives of the fee for services engagement (the "Engagement") that Marlin will undertake for SC.

Marlin's primary focus will be to assist with the structuring and coordinating of a Management Buy Out or other privatization transaction of SC approved by SC's Board of Directors (the "Transaction"). The scope of our work will include advising the company on the best way to approach the transaction, assisting SC in obtaining necessary debt and/or equity financing for the Transaction ("Financing") actively participating in the negotiation and execution of the documents relating to the Transaction, including any public filings, helping with discussions with financing sources and other relevant third parties and the documentation of such financing and assisting the independent directors in arranging for the provision of a fairness opinion if one is required, ("Fairness Opinion") that the Transaction is fair, from a financial point of view, to the stockholders of SC. Such fairness opinion may be used by SC in its publicly filed documents in connection with the Transaction.

In order to be successful with the engagement, Marlin will require the full assistance of the management of SC. SC agrees to pay Marlin a success fee upon the completion of a Transaction of $250,000, to be paid in cash at the Closing. Marlin agrees to assist SC in finding an investment bank to give a Fairness Opinion on the Transaction if the board of directors of SC determine a fairness opinion is required. If the Fairness Opinion costs more than $50,000, the excess over this amount up to a maximum of $50,000, will reduce Marlin's fee accordingly. In no event will Marlin's success fee be less than $200,000. In addition, all reasonable travel and related expenses will be reimbursed to Marlin by SC, upon presentation of receipts or vouchers, up to an aggregate of $25,000, after which additional expenses shall require SC's approval. Upon acceptance of this letter agreement, SC shall pay a non-refundable advance of $15,000 to Marlin for expenses to be incurred in undertaking this Engagement.

Specialty Catalog Corp.
February 16, 2001
Page 2

Any information supplied by SC to Marlin pursuant to this agreement will be kept confidential by Marlin and its advisors and representatives. SC acknowledges that Marlin will rely on this information in performing the services contemplated by this Engagement and confirms that SC is solely responsible for the accuracy or completeness of such information. Marlin, including any affiliated individuals and/or companies, will be fully indemnified by SC for its services and advice related to this Engagement, as per the attached indemnity agreement.

This letter agreement shall terminate on the earlier of the completion of the Engagement or December 31, 2001. This letter is renewable upon the mutual written agreement of the parties. For six (6) months following the terms of this agreement, the success fee will be payable to Marlin if a Transaction closes with a buyer or financing party with which Marlin had meaningful discussions during the term of the agreement. Marlin understands and acknowledges that SC may not enter into or complete a Transaction for any reason whatsoever, in which event no success fee shall be payable.

Marlin is uniquely placed to assist SC in its strategic reorganization and we look forward to working together to achieve SC's objective in a timely and effective manner. This letter agreement may not be amended or terminated except by written agreement of the parties and shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles. If this letter accurately sets forth your understanding of the terms of our agreement, please sign and date where indicated below.

Yours sincerely,

/s/ Ian Ashken

Ian Ashken
Managing Member


Agreed and accepted:                                         Date:
Specialty Catalog Corp.


By: /s/ Joe Grabowski                                         February 23, 2001
   -----------------------------
   Joe Grabowski
   Chief Executive Officer

                                 ATTACHMENT A

                             MARLIN HOLDINGS, LLC
                       INDEMNIFICATION, CONTRIBUTION AND
                      LIMITATION OF LIABILITY PROVISIONS

(a) Specialty Catalog Corp., (the "Company") agrees to indemnify and hold harmless Marlin Holdings, LLC ("Marlin") and its affiliates and their respective officers, directors, employees and agents, and any persons controlling Marlin or any of its affiliates within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (Marlin and each such other person or entity being referred to herein as an "Indemnified Person"), from and against all claims, liabilities, losses or damages (or actions in respect thereof) or other expenses which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or its affiliates or (ii) actions taken or omitted to be taken by an Indemnified Person with the consent or in conformity with the actions or omissions of the Company or its affiliates or (B) are otherwise related to or arise out of Marlin's activities on behalf of the Company. The Company will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to clause
     (A)(ii) or (B) of the preceding sentence to the extent they are finally judicially determined to have resulted from such Indemnified Person's gross negligence, bad faith or willful misconduct. In addition, the Company agrees to reimburse each Indemnified Person for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) as they are incurred by such Indemnified Person (and substantiated) in connection with investigating, preparing, conducting or defending any such action or claim, whether or not in connection with litigation in which any Indemnified Person is a named party, or in connection with enforcing the rights of such Indemnified Person under this Agreement; provided that the Company shall not be obligated to make such reimbursement, and shall be refunded reimbursements previously made, to the extent that the action or claim for which such reimbursement is made is finally judicially determined to have resulted from the gross negligence, bad faith or willful misconduct of an Indemnified Person.

(b) If for any reason the foregoing indemnity is unavailable to the Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company shall contribute to the amount paid or payable by such Indemnified person as a result of such claim, liability, loss, damage or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Marlin on the other, but also the relative fault of the Company and Marlin, as well as any relevant equitable considerations, subject to the limitation that in any event the aggregate contribution of all Indemnified Persons to all losses, claims, liabilities, damages and expenses shall not exceed the amount of fees actually received by Marlin pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on one hand and Marlin on the other with respect to any transaction or proposed transaction contemplated by this Agreement shall be deemed to be in the same proportion as (i) the total value the transaction or proposed transaction bears to
     (ii) the fees paid to Marlin with respect to such transaction.

(c) No Indemnified person shall have any liability to the Company or any other person in connection with the services rendered pursuant to this Agreement, except for any liability for losses, claims, damages or liabilities finally judicially determined to have resulted solely from such Indemnified Person's gross negligence, bad faith or willful misconduct.

(d) The Company agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought from the Company by any Indemnified Person (to which any Indemnified Person is an actual or threatened party) unless such settlement, compromise or consent includes an unconditional release of Indemnified Persons hereunder from all liability arising out of such claim, action, suit or proceeding.

(e) The Company waives any right to a trial by jury with respect to any claim or action arising out of this Agreement or the actions of Marlin, and consents to personal jurisdiction, service of process and venue in any court in which any claim covered by the provisions of this Attachment A may be brought against an Indemnified Person.

(f) The provisions of this Attachment A shall be in addition to any liability the Company may have to any Indemnified Person at common law or otherwise, and shall survive the expiration of the term of this Agreement and the closing or consummation of any transaction or proposed transaction contemplated by this Agreement.